                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


Subsidiary Name                             Jurisdiction
---------------                             ------------
Novatel Wireless Technologies, Ltd.         Calgary, Canada
Novatel Solutions, Inc.                     Delaware, USA